Exhibit 10.49
AMENDMENT NO. 6
TO THE
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
PARTNER AGENT PROGRAM AGREEMENT
This amendment (“Amendment”) is made and entered into as of October 15, 2008 by and between American Team Managers (“ATM”) and Specialty Underwriters’ Alliance, Inc. and its wholly owned subsidiary SUA Insurance Company (collectively, the “Company”), and amends the Partner Agent Program Agreement (“Agreement”) entered into by the parties on May 1, 2004, as amended. Any terms defined in the Agreement and used herein shall have the same meaning in this Amendment as in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement. Any capitalized terms not defined herein shall be defined as in the Agreement.
Now, therefore, in accordance with Section IX, D of the Agreement and in consideration of the mutual agreements and covenants hereinafter set forth, the parties wish to amend the Agreement as follows:
1.     Upon the complete execution of this Amendment, the Maximum Rate of Commission, as listed in Exhibit A, Section A shall be deleted in its entirety and replaced with the following:

Program Description	Line of Business	Maximum Rate of Commission effective upon execution
Artisan and General Contractor in the states specifically described in the underwriting guidelines of the Company	General Liability and Commercial Automobile Liability and Physical Damage	20%

E-Comp. in the states specifically described in the underwriting guidelines of the Company	Workers’ Compensation	18%

Transportation operations in the territories specifically defined in the underwriting guidelines	Commercial General Liability Commercial Automobile Liability and Physical Damage	20%
2.     Upon the complete execution of this Amendment, in exchange for consideration of one hundred thousand dollars ($100,000), Partner Agent hereby forfeits its rights to annual profit share for all Profit Sharing Years preceding and including Profit Sharing Year 2008.
3.     Beginning with Profit Sharing Year 2009, Partner Agent shall forfeit to Company its right to 25% of all annual profit sharing, with such forfeiture terminating only when the annual profit sharing forfeited amounts to one hundred thousand dollars ($100,000).

In witness whereof, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day, month and year above written.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC. SUA INSURANCE COMPANY
By:	/s/ Daniel A. Cacchione
Name:	Daniel A. Cacchione
Title:	Vice President and Chief Underwriting Officer

AMERICAN TEAM MANAGERS
By:	/s/ Chris Michaels
Name:	Chris Michaels
Title:	CEO